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                                                                       EXHIBIT 5

                        [PALMER & DODGE LLP LETTERHEAD]

TELEPHONE: (617) 573-0100                              FACSIMILE: (617) 227-4420

                                 June 25, 2001

Genzyme Corporation
One Kendall Square
Cambridge, Massachusetts 02139

    We are rendering this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by Genzyme Corporation (the "Company"), a Massachusetts corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the resale of up to 358,100 shares (the "Shares") of Genzyme Biosurgery Division common stock, $0.01 par value per share, that are issuable upon the conversion of a 6.9% convertible subordinated note due May 14, 2003 (the "Note") that a wholly-owned subsidiary of the Company assumed as part of the Company's acquisition of Biomatrix, Inc. We understand that the Shares are to be offered and sold in the manner described in the Registration Statement.

    We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the proceedings taken by the Company in connection with the authorization and issuance of the Shares. We have examined such documents as we consider necessary to enable us to render this opinion.

    Based upon the foregoing, we are of the opinion that upon issuance in accordance with the terms of the Note, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

    The foregoing opinion is limited to the Massachusetts Business Corporation Law and the federal laws of the United States.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus filed as part thereof.

                                          Very truly yours,

                                          /s/ PALMER & DODGE LLP

                                          PALMER & DODGE LLP